United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 28, 2016

PSM Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54988	87-0445475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1109 N. Bryant Ave., Suite 110 Edmond, Oklahoma	73034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(405) 753-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 18, 2015, PSM Holdings, Inc., a Delaware corporation (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with Quintium Private Opportunities Fund, LP, a Delaware limited partnership, (the “Lender”), as amended effective October 1, 2015, whereby the Lender agreed to loan to the Company an aggregate of $750,000, with an additional $250,000 to be loaned to the Company at the Lender’s discretion during the term of the loan (collectively the “Loan”). Pursuant to the Loan Agreement, the Company issued a Promissory Note dated February 18, 2015, as amended effective October 1, 2015, to the Lender (the “Note”) for up to an aggregate of $1,000,000. The Loan is secured by all of the assets of the Company (including intellectual property rights and licenses but excluding any assets that would be necessary for the Company to meet HUD net worth requirements) and its subsidiaries as agreed to in the Security Agreement dated February 18, 2015, as amended effective October 1, 2015, between the Company, and its subsidiaries, and the Lender (the “Security Agreement”). Upon the occurrence of an Event of Default (as defined in the Note) the Lender has the right to foreclose on the assets of the Company.

The security interest granted to the Lender is guaranteed by the Company’s wholly-owned subsidiaries, WWYH, Inc., a Texas corporation (“WWYH”), and PrimeSource Mortgage, Inc., a Delaware corporation (“PSMI”), pursuant to the Guaranty Agreements dated February 18, 2015.

On January 28, 2016, the Company, PSMI, and WWYH entered into the Second Amendment to the Loan Agreement (the “Loan Agreement Amendment”) with the Lender whereby the following amendments to the Loan Agreement were made:

●	The Lender waived certain breaches of the Loan Agreement;
●	The maturity date of the Note was changed to June 30, 2016;
●	The Company agreed pay to Lender an amount equal to 0.50% of the principal amount of the Note then outstanding immediately prior to any payoff;
●	Section 6(b)(ii) of the Loan Agreement was deleted in its entirety and amended and restated to revise the fixed charge coverage ratio terms;
●	Section 6(b)(iii) was added to the Loan Agreement to allow for a monthly loan production covenant;
●	Section 6(s) was added to the Loan Agreement to require the Company to raise additional funds through debt or equity by specific dates;

The Loan Agreement Amendment provided for a disbursement to the Company from the Lender in the amount of $250,000 and for the issuance of warrants to the Lender to purchase 100,000 shares of Common Stock of the Company exercisable at $0.011 terminating on January 28, 2021 (the “Warrants”).

In connection with entering into the Loan Agreement Amendment, the Company agreed to pay to the Lender a loan modification fee of $7,500 and an origination fee of $12,500. The Loan Agreement Amendment also included a full release of the Lender from any claims as of the effective date of the Loan Agreement Amendment.

In conjunction with the Loan Agreement Amendment, on January 28, 2016, the Company entered into the Second Note Modification Agreement (the “Note Amendment”) with Lender whereby the maturity date of the Note was amended to June 30, 2016.

The Loan Agreement Amendment and the Note Amendment are included as exhibits hereto.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 2.03 of this Current Report on Form 8-K regarding the Warrants is incorporated by reference in this Item 3.02.

The Warrants were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”) by reason of the exemption from registration afforded by the provisions of Section 4(a)(5) and/or Section 4(a)(2) thereof, and Rule 506(b) promulgated thereunder, as a transaction by an issuer not involving any public offering. The Lender was an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the SEC. The Warrants were not registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. No selling commissions or other remuneration was paid in connection with the issuance of the Warrants.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Second Amendment to the Loan Agreement Dated January 28, 2016
99.2	Second Note Modification Agreement Dated January 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: February 3, 2016	By	/s/ Kevin Gadawski
Kevin Gadawski, President

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